Exhibit 3.10

BYLAWS

OF

MPT FINANCE CORPORATION

ARTICLE I - OFFICES

Section 1.1. Principal Office. The principal office of MPT Finance Corporation (the “Corporation”) shall be located at 1000 Urban Center Drive, Suite 501, Birmingham, Jefferson County, Alabama 35242 or such other location as the Board of Directors may from time to time select. The Corporation may have such other offices as the Board of Directors may designate or as the business of the Corporation may require from time to time.

Section 1.2. Registered Office. The address of the registered office of the Corporation, in the State of Delaware and the name of the registered agent at such address shall be specified in the Certificate of Incorporation, or, if subsequently changed, as specified in the most recent Certificate of Change filed pursuant to law.

ARTICLE II - STOCKHOLDERS

Section 2.1. Annual Meeting. The annual meeting of the stockholders shall be held on such date and at such time as may be specified by resolution by the Board of Directors. At such annual meetings, directors shall be elected and any other proper business may be transacted.

Section 2.2. Special Meetings. Special meetings of stockholders, for any purpose or purposes, unless otherwise proscribed by statute, may be called

(a) by the President or by the Board of Directors;

(b) if the holders of at least ten percent (10%) of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date, and deliver to the President or Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held, who shall, within twenty-one (21) days of the receipt of such demand, cause notice to be given of the meeting to be held within the minimum time following the notice prescribed by Section 2.4 herein; or

(c) on call of the holders of at least ten percent (10%) of the votes entitled to be cast at the proposed special meeting who signed a demand for a special meeting valid under this section, if:

(i) notice of the special meeting was not given within 21 days after the date the demand was delivered to the Corporation’s President or Secretary; or

(ii) the special meeting was not held in accordance with the notice.

Section 2.3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual or special meeting. In the absence of any designation, all meetings shall be held at the principal office of the Corporation in the State of Alabama.

Section 2.4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, or of a meeting which is required by statute to be held for any special purpose, or of any annual meeting at which special action is to be taken, the purpose or purposes for which the meeting is called, or the special action which is proposed to be taken, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. If given personally, such notice shall be deemed to have been delivered when handed to the stockholder or left at his place of business or his residence.

Section 2.5. Closing of Transfer Books and Fixing Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 2.5, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

Section 2.6. Voting Record. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any stockholder making written request therefor at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

Section 2.7. Quorum. Except as otherwise provided by law, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.8. Proxies. At all meetings of stockholders, a stockholder may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. At each stockholder meeting, a presiding Chairman shall be elected by the majority of the outstanding shares present at such meeting.

Section 2.9. Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except as may be otherwise provided in the Certificate of Incorporation.

Section 2.10. Voting of Shares by Certain Holders.

(a) Except as otherwise provided in this Section 2.10, shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such other corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such other corporation may determine.

(b) Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

(c) Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name and no corporate trustee shall be entitled to vote for the election of directors shares held by it solely in a fiduciary capacity if such shares are shares issued by the corporate trustee itself.

(d) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

(e) A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(f) On and after the date on which written notice of redemption of redeemable shares of the Corporation has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

Section 2.11. Consent of Stockholders in Lieu of Meeting. Any action required to be taken at a meeting of the stockholders, or any action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same effect as a unanimous vote of stockholders.

Section 2.12. Participation in Meetings by Conference Telephone. Stockholders may participate in a meeting of the stockholders by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at such meeting.

ARTICLE III - BOARD OF DIRECTORS

Section 3.1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors. In furtherance and not in limitation of the powers confirmed by statute, the Board of Directors shall have the power to ratify and approve any action by or on behalf of the Corporation by the Corporation’s employees, agents, officers, directors or any other party, and, upon such ratification and approval, any such actions so taken shall be effective for and as the act of the Corporation as though such act had been adopted and approved by the Board of Directors at the time such action was taken.

Section 3.2. Number, Tenure and Qualifications. The number of directors of the Corporation shall be determined solely by the Board of Directors, by resolution. Each director shall hold office until the next annual meeting of the stockholders and until his successor shall have been elected and qualified. Directors need not be residents of the State of Delaware or stockholders of the Corporation.

Section 3.3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders, provided, however, any such regular meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings, or in a consent and waiver of notice thereof, signed by all directors. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Texas, for the holding of additional regular meetings without other notice than such resolution.

Section 3.4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President, or in his absence by the Vice President. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Texas, as the place for holding any special meeting of the Board of Directors called by them.

Section 3.5. Notice. The Secretary or Assistant Secretary shall give notice to each director of the time and place of holding each special meeting by mailing the notice at least thirty-six (36) hours before the meeting or by causing the same to be transmitted by Electronic Transmission or other means at least twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at any special meeting subject to the provisions of this Article Three. For purposes of this Section 3.5, an “Electronic Transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 3.6. Quorum. A majority of the number of directors fixed by Section 3.2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

If a quorum is present when the meeting is convened, the directors present may continue to do business, taking action by a vote of a majority of a quorum as fixed above, until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum as fixed above, or the refusal of any director present to vote.

Section 3.7. Manner of Acting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by statute, the Certificate of Incorporation or these Bylaws. At each meeting of the Board of Directors, a presiding Chairman shall be elected by a majority of the directors present at such meeting.

Section 3.8. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors. Such consent shall have the same effect as a unanimous vote.

Section 3.9. Vacancies. Any vacancy occurring in the Board of Directors, other than a vacancy occurring by reason of a director’s removal pursuant to Section 3.14, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. In the event that there are no remaining directors, then the vacancy or vacancies occurring in the Board of Directors shall be filled by the affirmative vote of a majority of the holders of record of the class of stock entitled to vote for the election of such director or directors, subject to the provisions of the Certificate of Incorporation. A director elected to fill a vacancy shall be elected to serve until the next annual meeting of stockholders. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of stockholders called for that purpose.

Section 3.10. Compensation. By resolution of the Board of Directors, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.11. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail or personal delivery to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 3.12. Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one or more committees, each committee to consist of one or more of the directors and each of which committees, to the extent provided in such resolution, shall have and may during intervals between the meetings of the Board, exercise all the authority of the Board of Directors, except that no such committee shall have the authority of the Board of Directors in reference to declaring a dividend or distribution from capital surplus, issuing capital stock, amending the Certificate of Incorporation, adopting a plan of merger or consolidation, recommending to the stockholders the sale, lease, mortgage, exchange or other disposition of all or substantially all the property and assets of the Corporation otherwise than in the usual and regular course of its business, recommending to the stockholders a voluntary dissolution of the Corporation or a revocation thereof, filling vacancies in the Board of Directors or amending the Bylaws of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

Section 3.13. Resignations. Any director of the Corporation may resign at any time either by oral tender of resignation at any meeting of the Board of Directors or by giving written notice thereof to the Secretary of the Corporation. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein. Unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.14. Removal of Directors. Any director may be removed, either with or without cause, at any time, by the affirmative vote of the holders of record of a majority of all of the shares of the class of stock entitled to vote for the election of such director and the vacancy in the Board of Directors caused by any such removal may be filled by such stockholders at such meeting or at any subsequent meeting.

Section 3.15. Participation in Meetings by Conference Telephone. Members of the Board of Directors or any committee designated thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at such meeting.

ARTICLE IV - OFFICERS

Section 4.1. Officers. The principal officers of the Corporation shall be elected by the Board of Directors and shall include a President and a Secretary, who shall be the same individual, and may, at the discretion of the Board of Directors, also include a Vice President, an Assistant Secretary, a Treasurer, a General Manager or any other subordinate officer. Any number of offices may be held by the same person. None of the officers need be directors of the Corporation. Officers of the Corporation, including subordinate officers, if any, shall have such authority and perform such duties as provided for herein or the Board of Directors or the President may from time to time determine. The Board of Directors at any time may appoint and remove, or may delegate to any officer the power to appoint and to remove, any officer, agent or employee of the Corporation.

Section 4.2. Election of Officers; Term of Office. The principal officers of the Corporation, and any subordinate officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of such officer shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each principal officer and any subordinate officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

If the Board of Directors shall fail to fill any principal office or any subordinate office (to the extent the Board of Directors has provided for same) at an annual meeting, or if any vacancy in any such office shall occur, or if any principal office or subordinate office shall be newly created, such principal office or subordinate office may be filled at any regular or special meeting of the Board of Directors.

Section 4.3. Delegation of Duties of Officers. The Board of Directors may delegate the duties and powers of any officer of the Corporation to any other officer or to any director for a specified period of time for any reason that the Board of Directors may deem sufficient.

Section 4.4. Removal of Officers or Agents. Any officer or agent of the Corporation may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of any officer or agent shall not of itself create contract rights.

Section 4.5. Resignations. Any officer may resign at any time by giving written notice of resignation to the Board of Directors, to the President and Secretary. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein. Unless otherwise specified in the notice, the acceptance of a resignation shall not be necessary to make the resignation effective.

Section 4.6. Vacancies. A vacancy in any office, the holder of which is elected or appointed by the Board of Directors, because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term of such office. A vacancy in any other office for any reason shall be filled by the Board of Directors, or any committee, or officer to whom authority in the premises may have been delegated by these Bylaws or by resolution of the Board of Directors.

Section 4.7. President. The President shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall have general supervision over the business and affairs of the Corporation. The President shall have all powers and duties usually incident to the office of the President except as specifically limited by resolution of the Board of Directors. The President shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors.

Section 4.8. Secretary. The Secretary shall act as Secretary of all meetings of stockholders and of the Board of Directors at which he is present, shall record all the proceedings of all such meetings in a book to be kept for that purpose, shall have supervision over the giving and service of notices of the Corporation, and shall have supervision over the care and custody of the records and seal of the Corporation. The Secretary shall be empowered to affix the corporate seal to documents, the execution of which on behalf of the Corporation under its seal is duly authorized, and when so affixed may attest the same. The Secretary shall have all powers and duties usually incident to the office of Secretary, except as specifically limited by a resolution of the Board of Directors. The Secretary shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or the President.

Section 4.9. Bond. The Board of Directors shall have power, to the extent permitted by law, to require any officer, agent or employee of the Corporation to give bond for the faithful discharge of his duties in such form and with such surety or sureties as the Board of Directors may determine.

ARTICLE V - CAPITAL STOCK

Section 5.1. Issuance of Certificates for Capital Stock. Each stockholder of the Corporation shall be entitled to a certificate or certificates in such form as shall be approved by the Board of Directors and required by law, certifying the number of shares of capital stock of the Corporation owned by such stockholder.

Section 5.2. Signatures on Stock Certificates. The shares of the Corporation shall be represented by certificates signed by the President and Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

Section 5.3. Stock Transfer Books. A record of all certificates for capital stock issued by the Corporation shall be kept by the Secretary or any other officer or employee of the Corporation designated by the Secretary or by any transfer clerk or transfer agent appointed pursuant to Section 5.4 hereof. Such record shall show the name and address of the person, firm or corporation in which certificates for capital stock are registered, the number and classes of shares of stock represented by each such certificate, the date of each such certificate, and in case of certificates which have been cancelled, the dates of cancellation thereof.

The Corporation shall be entitled to treat the holder of record of shares of capital stock as shown on the stock transfer books as the owner thereof and as the person entitled to receive dividends thereon, to vote such shares and to receive notice of meetings, and for all other purposes. The Corporation shall not be bound to recognize any equitable or other claim to or interest in any share of capital stock on the part of any other person, whether or not the Corporation shall have express or other notice thereof.

Section 5.4. Regulations Relating to Transfer. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with law, the Certificate of Incorporation or these Bylaws, concerning the issuance, transfer and registration of certificates for shares of capital stock of the Corporation. The Board of Directors may appoint, or authorize any principal officer to appoint, one or more transfer agents, registrars or other agents for the purpose of registering transfers of stock of the Corporation, issuing new certificates of stock of the Corporation and cancelling certificates surrendered to the Corporation.

Section 5.5. Transfers. Transfers of capital stock shall be made on the books of the Corporation only upon delivery to the Corporation or its transfer agent of (a) a written direction of the registered holder named in the certificate or such holder’s attorney lawfully constituted in writing, (b) the certificate for the shares of capital stock being transferred, and (c) a written assignment of the shares of capital stock evidenced thereby.

Section 5.6. Cancellation. Except as otherwise provided in Section 5.7 below, each certificate for capital stock surrendered to the Corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled.

Section 5.7. Replacement of Mutilated, Lost, Destroyed and Stolen Certificates. Where a certificate for shares of stock of the Corporation has been mutilated, the Corporation may issue a new certificate in place of such mutilated certificate if the owner: (a) so requests; (b) returns such mutilated certificate to the Corporation for cancellation; and (c) satisfies any other reasonable requirements which may be imposed by the Board of Directors of the Corporation.

Where a certificate for shares of stock of the Corporation has been lost, apparently destroyed or wrongfully taken, the Corporation shall issue a new certificate in place of the original certificate if the owner: (a) so requests before the Corporation has notice that the shares represented by such certificate have been acquired by a bona fide purchaser; (b) files with the Corporation a sufficient indemnity bond; and (c) satisfies any other reasonable requirements imposed by the Board of Directors of the Corporation.

ARTICLE VI - INDEMNIFICATION

Section 6.1. Action Against Party Because of Corporate Position.

(a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this Article Six, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this Article Six.

Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

Section 6.2. Indemnification Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Section 6.3. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this section.

Section 6.4. Certain Terms Used in this Article Six.

(a) For purposes of this Article Six, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(b) For purposes of this Article Six, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this section.

Section 6.5. Continuation of Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article Six shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 6.6. Indemnity Fund. Upon resolution passed by the Board of Directors, the Corporation may establish a trust or other designated account, grant a security interest or use other means (including a letter of credit) to ensure payment of its obligations under this Article Six and agreements for indemnity that may be entered into between the Corporation and its officers and directors from time to time.

Section 6.7. Savings Provision. If this Article Six or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent to the full extent permitted by any applicable portion of this Article Six that shall not have been invalidated or by any other applicable law.

Section 6.8. Modification of Indemnification Obligations. Any amendment, modification or repeal of this Article Six shall be prospective only and shall not in any way affect the indemnification rights and obligations of the Corporation under this Article Six as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

ARTICLE VII - GENERAL PROVISIONS

Section 7.1. Corporate Seal. The seal of the Corporation shall be circular in form with the name of the Corporation inscribed. The seal may be used by causing it to be affixed or impressed, or a facsimile thereof may be reproduced or otherwise used in such manner as the Board of Directors may determine.

Section 7.2. Fiscal Year. The fiscal year shall end on the last day of December in each year, or such other date as the Board of Directors may designate.

Section 7.3. Waiver of Notice. Whenever any notice is required to be given under any provision of law, the Certificate of Incorporation, or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless otherwise required by the Bylaws.

Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 7.4. Execution of Instruments, Contracts, Etc.

(a) All checks, drafts, bills of exchange, notes or other obligations or orders for the payment of money issued by the Corporation shall be signed in the name of the Corporation by the President or such other officer or officers or person or persons, as the Board of Directors may from time to time designate.

(b) Except as otherwise provided by law, the Board of Directors, any committee given specific authority in the premises by the Board of Directors, or any committee given authority to exercise generally the powers of the Board of Directors during the intervals between meetings of the Board of Directors, may authorize any officer, employee or agent, in the name of and on behalf of the Corporation, to enter into or execute and deliver deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

(c) All applications, written instruments and papers required by or filed with any department of the United States Government or any state, county, municipal or other governmental official or authority, may, if permitted by applicable law, be executed in the name of the Corporation by any principal officer or subordinate officer of the Corporation, or, to the extent designated for such purpose from time to time by the Board of Directors, by an employee or agent of the Corporation. Such designation may contain the power to substitute, in the discretion of the person named, one or more other persons.

Section 7.5. Dividends. Subject to the laws of the State of Delaware, the Board of Directors may, from time to time, declare and the Corporation may pay, dividends on its outstanding shares in cash, property, or its own shares, except when the Corporation is insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the Certificate of Incorporation.

Section 7.6. Corporate Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 7.7. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

Section 7.8. Employee Loans. The Corporation may lend money to and use its credit to assist any employee of the Corporation or of a subsidiary, including any such employee who is a director of the Corporation, if the Board of Directors decides that such loan or assistance may benefit the Corporation. The Corporation shall not lend money to or use its credit to assist any director who is not also an employee of the Corporation without authorization in the particular case by its stockholders.

Section 7.9. Reimbursement. Any payment made to an officer of the Corporation, such as a salary, commission, bonus, interest, or rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part, as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the Corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer, subject to the determination of the directors, proportionate amounts may be withheld from his or her future compensation payments until the amount owed to the Corporation has been recovered.

ARTICLE VIII - AMENDMENTS

Section 8.1. Power of Directors to Amend. The Board of Directors shall have power to alter, amend or repeal the Bylaws of the Corporation or adopt new Bylaws for the Corporation at any regular or special meeting of the Board, provided, however, that the Board of Directors may not alter, amend, or repeal any Bylaw establishing the number of directors, what constitutes a quorum at stockholders’ meetings, or which was adopted by the stockholders and specifically provides that it cannot be altered, amended or repealed by the Board of Directors.

Section 8.2. Power of Stockholders to Amend. The stockholders may alter, amend, or repeal the Bylaws of the Corporation or adopt new Bylaws for the Corporation at any annual meeting or at a special meeting called for that purpose, and all Bylaws made by the directors may be altered or repealed by the stockholders.

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